    As Filed with the Securities and Exchange Commission on November 14, 2000
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           SONUS PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               95-4343413
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                22026 20th Avenue S.E., Bothell, Washington 98021
               (Address of Principal Executive Offices) (Zip Code)


                     1999 NONQUALIFIED STOCK INCENTIVE PLAN

                            2000 STOCK INCENTIVE PLAN
                           (Full titles of the plans)

                        Michael A. Martino, President and
                             Chief Executive Officer
                           Sonus Pharmaceuticals, Inc.
                             22026 20th Avenue S.E.
                            Bothell, Washington 98021
                     (Name and address of agent for service)
                                 (425) 487-9500
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                K.C. Schaaf, Esq.
                            Christopher D. Ivey, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
                      660 Newport Center Drive, Suite 1600
                         Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                               Proposed Maximum     Proposed Maximum
 Title of Securities        Amount To Be           Offering            Aggregate           Amount of
  To Be Registered         Registered(1)(2)    Price Per Share       Offering Price     Registration Fee
========================================================================================================
Common Stock,
  $0.001 par value          800,000 shares           (3)               $655,099(3)          $172.95
========================================================================================================

(1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1999 Nonqualified Stock Incentive Plan (the "1999 Plan") (300,000 shares) and the 2000 Stock Incentive Plan (the "2000 Plan") (500,000 shares).

(2) Previously, 600,000 shares of Common Stock available for grant under the 1999 Plan were registered on a Registration Statement on Form S-8 on September 27, 1999 (Registration No. 333-87897).

(3) The aggregate offering price of 317,184 shares of Common Stock registered hereby which could be issued upon exercise of options granted under the 1999 Plan and the 2000 Plan is based upon the per share exercise price of such options, the weighted average of which is approximately $0.875 per share. With respect to the remaining 482,816 shares of Common Stock registered hereby which could be issued upon exercise of the remaining options and rights to purchase which Registrant is authorized to issue under the 1999 Plan and the 2000 plan, the aggregate offering price is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by the Nasdaq National Market for Common Stock on November 9, 2000, which was $0.782 per share.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
------------------------------------------------

        The following documents are incorporated herein by reference:

        (a) The Registrant's Registration Statement on Form S-8 dated September 27, 1999 (Registration No. 333-87897).

        (b) The Registrant's Annual Report on Form 10-K for the year ended December 31,1999.

        (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

        (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

        (e) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

        (f) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (b) above.

        (g) The description of the Registrant's Common Stock that is contained in the Registrant's Registration Statement on Form 8-A filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) or the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement in a document incorporated by references shall be deemed to be modified or superseded to the extent that a statement is contained in this registration statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities
---------------------------------

        Not Applicable

Item 5. Interests of Named Experts and Counsel
----------------------------------------------

        Not Applicable

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

        (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

        (b) The Certificate of Incorporation provides that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law. The Registrant's Bylaws provide for a similar indemnity to directors and officers of the Registrant to the fullest extent authorized by General Corporation Law.

        (c) The Certificate of Incorporation also gives the Registrant the ability to enter into indemnification agreements with each of its officers and directors. The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide for the indemnification of directors and officers against any and all expenses, judgements, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7. Exemption from Registration Claims
------------------------------------------

        Not Applicable

Item 8. Exhibits
----------------

        The following exhibits are filed as part of this Registration Statement:

   Number               Description
   ------               -----------
     4.1                SONUS Pharmaceuticals, Inc. 1999 Nonqualified Stock
                        Incentive Plan (the "1999 Plan") (incorporated by
                        reference to Exhibit 10.7 to the Company's Quarterly
                        Report on Form 10-Q for the quarter ended March 31,
                        1999).

     4.2 Form of Nonqualified Stock Option Agreement pertaining to the 1999 Plan (incorporated by reference to Exhibit
                        10.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

     4.3 Form of Restricted Stock Purchase Agreement pertaining to the 1999 Plan (incorporated by reference to Exhibit
                        10.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

     4.4                SONUS Pharmaceuticals, Inc. 2000 Stock Incentive Plan
                        (the "2000 Plan") (incorporated by reference to Exhibit
                        10.41 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

     4.5                Form of Stock Option Agreement pertaining to the 2000
                        Plan (incorporated by reference to Exhibit 10.42 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

     4.6 Form of Restricted Stock Purchase Agreement pertaining to the 2000 Plan.

     5.1                Opinion of Stradling, Yocca, Carlson & Rauth, a
                        Professional Corporation, Counsel to the Registrant.

     23.1               Consent of Stradling Yocca Carlson & Rauth, a
                        Professional Corporation (included in the Opinion filed as Exhibit 5.1).

     23.2               Consent of Ernst & Young LLP, Independent Auditors.

     24.1 Power of Attorney (included on signature page to this Registration Statement at page 5).

Item 9. Undertakings
--------------------

        Not Applicable

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 14th day of November, 2000.

                                            SONUS PHARMACEUTICALS, INC.


                                            By: /s/ Richard J. Klein
                                               ---------------------------------
                                               Richard J. Klein
                                               Chief Financial Officer
                                               (Principal Financial and
                                               Accounting Officer)


                                POWER OF ATTORNEY

        We, the undersigned officers and directors of SONUS Pharmaceuticals, Inc., do hereby constitute and appoint Michael A. Martino and Richard J. Klein, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Michael A. Martino                      President, Chief Executive Officer      November 14, 2000
----------------------------------          and Director (Principal Executive
Michael A. Martino                          Officer)

/s/ Richard J. Klein                        Chief Financial Officer (Principal      November 14, 2000
----------------------------------          Financial and Accounting Officer)
Richard J. Klein

/s/ George W. Dunbar, Jr.                   Director, Co-Chairman of the Board      November 14, 2000
----------------------------------          of Directors
George W. Dunbar, Jr.

/s/ Christopher S. Henney                   Director                                November 14, 2000
----------------------------------
Christopher S. Henney, Ph.d., D.Sc.

/s/ Robert E. Ivy                           Director, Co-Chairman of the Board      November 14, 2000
----------------------------------          of Directors
Robert E. Ivy

/s/ Dwight Winstead                         Director                                November 14, 2000
----------------------------------
Dwight Winstead

   Number               Description
   ------               -----------
     4.1                SONUS Pharmaceuticals, Inc. 1999 Nonqualified Stock
                        Incentive Plan (the "1999 Plan") (incorporated by
                        reference to Exhibit 10.7 to the Company's Quarterly
                        Report on Form 10-Q for the quarter ended March 31,
                        1999).

     4.2 Form of Nonqualified Stock Option Agreement pertaining to the 1999 Plan (incorporated by reference to Exhibit
                        10.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

     4.3 Form of Restricted Stock Purchase Agreement pertaining to the 1999 Plan (incorporated by reference to Exhibit
                        10.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999).

     4.4                SONUS Pharmaceuticals, Inc. 2000 Stock Incentive Plan
                        (the "2000 Plan") (incorporated by reference to Exhibit
                        10.41 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

     4.5                Form of Stock Option Agreement pertaining to the 2000
                        Plan (incorporated by reference to Exhibit 10.42 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

     4.6 Form of Restricted Stock Purchase Agreement pertaining to the 2000 Plan.

     5.1                Opinion of Stradling, Yocca, Carlson & Rauth, a
                        Professional Corporation, Counsel to the Registrant.

     23.1               Consent of Stradling Yocca Carlson & Rauth, a
                        Professional Corporation (included in the Opinion filed as Exhibit 5.1).

     23.2               Consent of Ernst & Young LLP, Independent Auditors.

     24.1 Power of Attorney (included on signature page to this Registration Statement at page 5).